Exhibit 99.1

News Release

news release

FOR IMMEDIATE RELEASE	February 26, 2020

SYKES ENTERPRISES, INCORPORATED REPORTS

FOURTH QUARTER AND FULL YEAR 2019 FINANCIAL RESULTS

--Fourth quarter 2019 revenues outperform expectations and drive strong operating results

--Capacity utilization increases to 75% from 71% in the year ago quarter

--Healthy cash flow generation drives $30 million of share repurchases and $29 million of debt reduction in 2019

--2020 business outlook reflects strong indications of demand & operating momentum

TAMPA, FL – February 26, 2020 – Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a leading full life cycle provider of global customer engagement services, multichannel demand generation and digital transformation, announced today its financial results for the fourth-quarter and full-year ended December 31, 2019.

Fourth Quarter 2019 Financial Highlights

•

Fourth quarter 2019 revenues of $425.3 million increased $10.1 million, or 2.4%, from $415.2 million in the comparable quarter last year, with the growth stemming from new client wins as well as existing and new program expansion across the financial services, technology, healthcare and transportation & leisure verticals, more than offsetting the lower demand in the communications and other verticals

•

Non-GAAP fourth quarter 2019 constant currency revenues (see section titled “Non-GAAP Financial Measures” for an explanation and see Exhibit 12 for reconciliation) increased 2.8% comparably, driven largely by the aforementioned factors

•

Fourth quarter 2019 operating margin increased to 7.8% from 6.7% for the comparable period last year. On a non-GAAP basis (see Exhibit 6 for reconciliation), which excludes the impact of acquisition related intangibles and fixed-asset write-ups, charges and merger and integration costs, fourth quarter 2019 operating margin was 9.2% versus 9.0% in the same period last year. The increase in the comparable operating margins was due to strong overall demand, higher capacity utilization and rationalization of certain client programs with sub-par profitability. Fourth quarter 2019 operating margin also reflects the expense recognition of approximately $0.7 million (roughly 20 basis points), which swung from a benefit of approximately $1.4 million (roughly 30 basis points) in the year ago quarter, related to a mark‐to‐ market adjustment of stock‐based deferred compensation programs funded through Rabbi Trust investments, which were impacted by a rise in global financial markets in the fourth quarter of 2019 and a decline in the prior year-ago quarter

Sykes Enterprises, Incorporated

Corporate Headquarters:

400 North Ashley Drive

Tampa, FL  USA  33602

1 ∙ 800 ∙ TO ∙ SYKES

http://www.sykes.com

EMEA Operations

599 Calder Road

Edinburgh EH11 4GA

Scotland

+44 (0) 131 458-6500

•

Fourth quarter 2019 diluted earnings per share were $0.56 versus $0.40 in the same period last year, up 40%, with the increase driven mostly by a combination of abovementioned factors combined with lower other expenses in the current quarter, a lower effective tax rate and lower shares outstanding due to share repurchases

•

On a non-GAAP basis, fourth quarter 2019 diluted earnings per share were $0.69 versus $0.58, up 19% on a comparable basis (see Exhibit 6 for reconciliation). The increase in diluted earnings per share on comparable basis was due to factors mentioned above

•

Consolidated capacity utilization rate increased to 75% in the fourth quarter of 2019 from 71% in the same period last year, due mostly to higher comparable demand coupled with a reduction in capacity from the year-ago period

Americas Region

Revenues from the Company’s Americas region, including operations in North America and offshore (Latin America, South Asia and the Asia Pacific region), increased 2.8% to $343.5 million, or 80.8% of total revenues, for the fourth quarter of 2019 compared to $334.1 million, or 80.5% of total revenues, in the same prior-year period. On a constant currency basis (a non-GAAP measure, see Exhibit 12 for reconciliation), the Americas revenues increased 2.5% comparably, with the growth stemming from new client wins as well as existing and new program expansion across the financial services, technology, healthcare and transportation & leisure verticals, more than offsetting the lower demand in the communications and other verticals.

The Americas income from operations for the fourth quarter of 2019 increased 19.4% to $43.8 million, with an operating margin of 12.7% versus 11.0% in the comparable quarter last year. On a non-GAAP basis, the Americas operating margin was 13.9% versus 13.2% in the comparable quarter last year, with the increase due to strong overall demand, higher capacity utilization and rationalization of certain client programs with sub-par profitability, all of which was partially moderated by costs associated with some elongated client ramps in the quarter (see Exhibit 7 for reconciliation).

EMEA Region

Revenues from the Company’s Europe, Middle East and Africa (EMEA) region increased 0.9% to $81.8 million, representing 19.2% of total revenues, for the fourth quarter of 2019, compared to $81.1 million, or 19.5% of total revenues, in the same prior year period. On a constant currency basis (a non-GAAP measure, see Exhibit 12 for reconciliation), EMEA revenues increased 4.3% on a comparable basis driven by new client wins as well as existing and new program expansion principally within the technology, financial services and transportation & leisure verticals, more than offsetting the lower demand in the communications and other verticals.

The EMEA region’s income from operations for the fourth quarter of 2019 increased 33.6% to $6.1 million, with an operating margin of 7.4% versus 5.6% in the comparable quarter last year. On a non-GAAP basis, the operating margin increased to 8.8% from 7.2% in the year-ago period due to higher demand and strong performance coupled with a full quarter’s worth of versus partial quarter contribution from the Symphony acquisition, which was closed in November of 2018 and has higher margins than the EMEA average (see Exhibit 7 for reconciliation). The EMEA region’s strong margin performance reflects the impact of expenses related to capacity additions in new facilities in certain existing EMEA geographies.

Other

Other loss from operations, which includes primarily corporate as well as some other costs, increased to $16.8 million, or 3.9% of revenues in the fourth quarter of 2019, compared to $13.2 million, or 3.2% of revenues in the prior year period. On a non-GAAP basis  (see Exhibit 7 for reconciliation), other loss from operations increased to 3.7% of revenues from 3.0% in the year-ago period driven partly by an expense recognition of approximately $0.7 million (roughly 20 basis points), which swung from a benefit of approximately $1.4 million (roughly 30 basis points) in the year ago quarter, related to a mark‐to‐ market adjustment of stock‐based deferred compensation programs funded through Rabbi Trust investments, which were impacted by a rise in global financial markets in the fourth quarter of 2019 and a decline in the prior year-ago quarter. In addition, the quarter also reflects the impact of higher performance-based compensation resulting from the achievement of projected annual performance targets coupled with expense true-up of healthcare costs.

Other Income (Expense) and Taxes

Total other income (expense), net for the fourth quarter of 2019 was $(1.1) million compared to $(3.8) million for the same period in the prior year, with $2.1 million of the $2.7 million decrease in expenses principally a corresponding offset to prior year mark-to-market benefit to the other line item, reflecting the rise in global financial markets which impacted our Rabbi Trust investment performance. The bulk of the remaining $0.6 million reduction was lower interest expense due to lower debt balance in the current quarter versus the year ago period.

The Company recorded an effective tax rate of 28.1% in the fourth quarter of 2019 versus 29.5% in the same period last year and slightly above the estimated 27.0% provided in the Company’s November 2019 business outlook. The rate differential compared to the same period last year was largely driven by a flux in the geographic mix of earnings to lower tax rate jurisdictions. The effective tax rate increase relative to the Company’s November 2019 business outlook was driven by an additional accrual of $1.0 million of withholding taxes, resulting from a partial change to the Company’s permanent reinvestment assertion, as well as a change in the geographical mix of earnings.

On a non-GAAP basis, the fourth quarter 2019 effective tax rate was 24.9% compared to 27.6% in the same period last year and below the estimated 27.0% provided in the Company’s November 2019 business outlook (see Exhibit 11 for reconciliation), with the decrease relative to the comparable period and business outlook due to aforementioned factors.

Full-Year 2019 Financial Highlights

•	2019 revenues of $1,614.8 million decreased $10.9 million, or 0.7%, from $1,625.7 million last year, with the decrease due primarily to unfavorable foreign exchange rate movements

•

2019 constant currency revenues (see section titled “Non-GAAP Financial Measures” for an explanation and see Exhibit 13 for reconciliation) increased 0.9% comparably, with the increase in demand driven by new client wins as well as existing and new program expansion across the financial services, technology, healthcare, and transportation & leisure verticals, more than offsetting the impact of lower demand from the communications and other verticals. Non-GAAP revenues exclude the impact of foreign exchange rate movements in 2019 versus 2018

•

2019 operating margin increased to 5.6% from 3.9% for the comparable period last year. 2019 operating margin reflects the impact of acquisition-related intangible amortization, charges, legal as well as merger and integration costs totaling $30.8 million, or 190 basis points. Of that total, $18.8 million, or 120 basis points, is associated with the amortization of acquisition-related intangibles and fixed asset write-ups. There is $7.1 million of charges, or approximately 40 basis points, is related to merger and integration costs. The remaining $4.9 million, or roughly 30 basis points, is related to the 2019 Americas Exit Plan and other, which includes severance expenses, asset impairments and other expenses

•

2018 operating margin reflects the impact of acquisition-related intangible amortization, charges, legal as well as merger and integration costs totaling $48.1 million, or 290 basis points. Of that total, $22.6 million of charges, or approximately 140 basis points, is related to capacity rationalization under the 2018 Americas Exit Plan. These charges include asset impairments, severance expenses, write-off of remaining lease commitments and other expenses. There is $18.3 million, or 110 basis points, associated with the amortization of acquisition-related intangibles and fixed asset write-ups. The remaining $7.2 million, or roughly 40 basis points, is from earnouts as well as merger and integration costs related to acquisitions of Portent, WhistleOut and Symphony

•

On a non-GAAP basis (see Exhibit 8 for reconciliation), 2019 operating margin was 7.5% versus 6.8% in the same period last year driven mostly by the rationalization of sub-profitable programs and carrying costs associated with excess capacity

•

2019 diluted earnings per share were $1.53 versus $1.16 last year, with 2018 disproportionately impacted by actions around exiting sub-profitable programs and capacity rationalization, including asset impairments, severance expenses, write-off of remaining lease commitments and other expenses. All of these expenses, plus the mark-to-market losses on derivative instruments and interest expense on a higher debt balance in 2018, more than offset the benefit of a lower tax rate that year due to tax benefits related to Tax Cuts and Jobs Act and the settlement of ancillary matters related to competent authority claims. The increase in diluted earnings per share in 2019 versus 2018 net of the above factors was driven by the exiting of sub profitable programs, benefits from the capacity rationalization actions and lower shares outstanding due to share repurchases

•

On a non-GAAP basis, 2019 diluted earnings per share were $2.11 versus $2.02 in the prior year (see Exhibit 8 for reconciliation) with the 2019 increase mostly driven by the exiting of sub profitable programs, benefits from the capacity rationalization actions and lower shares outstanding due to share repurchases

Liquidity and Capital Resources

The Company’s balance sheet at December 31, 2019 remained strong with cash and cash equivalents of $127.2 million, of which approximately 98.5%, or $125.3 million, was held in international operations and the majority of which will not be subject to additional taxes if repatriated to the United States. During the year, the Company repurchased approximately 1.1 million shares at an average price of $26.56 per share for a total of $30.3 million. The Company has roughly 3.6 million shares remaining under its 10 million share repurchase program authorized in August 2011 and amended in March of 2016.  At December 31, 2019, the Company had $73.0 million in borrowings outstanding down from $102.0 million under its $500.0 million credit agreement.

Business Outlook

•

The Company continues to see a broad-based increase in client demand across its vertical markets. In fact, client demand projections for 2020 are significantly better than what the Company initially indicated in its third quarter 2019 earnings release. To service this higher level of demand, the Company expects higher than planned ramp costs, which are expected to be front-end loaded;

•

The first quarter and full year 2020 revenue and diluted earnings per share outlook do not reflect the impact of the Corona virus (COVID-19) given its uncertain path within and beyond China. However, China generated roughly $36 million of revenues in 2019 with operating margins, net of overhead allocation, roughly in line with the current Company average. The Company believes that the revenue and diluted earnings per share impact for the first quarter of 2020 could be in the range of $1.5 million to $2.0 million and $0.03 to $0.05, respectively, based on current labor participation levels at its facilities and home agent utilization post Chinese New Year’s;

•

The Company’s revenues and earnings per share assumptions for the first quarter and full year 2020 are based on foreign exchange rates as of February 2020. Therefore, the continued volatility in foreign exchange rates between the U.S. dollar and the functional currencies of the markets the Company serves could have a further impact, positive or negative, on revenues and both GAAP and non-GAAP earnings per share relative to the business outlook for the first quarter and full-year as discussed above;

•

The Company anticipates total other interest income (expense), net of approximately $(1.2) million for the first quarter and $(3.8) million for the full year 2020. The full year 2020 amount is in line with 2019. The amounts in the other interest income (expense), net, however, exclude the potential impact of any future foreign exchange gains or losses; and

•	The Company expects its full-year 2020 effective tax rate to be in line with 2019’s.

Considering the above factors, the Company anticipates the following financial results for the three months ending March 31, 2020:

•	Revenues in the range of $417.0 million to $422.0 million
•	Effective tax rate of approximately 25.0%; 25.0% on a non-GAAP basis**
•	Fully diluted share count of approximately 41.5 million
•	Diluted earnings per share of approximately $0.39 to $0.43
•	**Non-GAAP diluted earnings per share in the range of $0.49 to $0.53
•	Capital expenditures in the range of $15.0 million to $20.0 million

For the twelve months ending December 31, 2020, the Company anticipates the following financial results:

•	Revenues in the range of $1,700.0 million to $1,720.0 million
•	Effective tax rate of approximately 24.0%; 24.0% on a non-GAAP basis**
•	Fully diluted share count of approximately 41.6 million

•	Diluted earnings per share of approximately $2.02 to $2.16
•	**Non-GAAP diluted earnings per share in the range of $2.36 to $2.50
•	Capital expenditures in the range of $50.0 million to $60.0 million

**See Exhibit 10 for first quarter and full-year 2020 non-GAAP diluted earnings per share and Exhibit 11 for the first quarter and full-year 2020 non-GAAP tax rate reconciliations.

Conference Call

The Company will conduct a conference call regarding the content of this release tomorrow, February 27, 2020, at 10:00 a.m. Eastern Standard Time. The conference call will be carried live on the Internet.  Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/investor-relations/Investor-Resources/Investor-Relations-Home/default.aspx.

Non-GAAP Financial Measures

Non-GAAP indicators of performance are not measures of financial performance under U.S. Generally Accepted Accounting Principles (“GAAP”) and should not be considered a substitute for measures determined in accordance with GAAP. The Company, however, uses non-GAAP measures as a way to assist readers in further understanding the Company’s results. The Company believes these non-GAAP financial measures are important indicators of performance as they are intrinsic to how management evaluates and rewards performance from its underlying operations. Constant currency organic revenue growth, which is a non-GAAP measure, for instance, facilitates comparability between time periods as this presentation allows the Company to isolate the effect of acquisition-related revenues and exchange rate differences by assuming a constant exchange rate between periods for translation. Similarly, amortization of intangible assets and depreciation of the step up in value of purchased tangible assets are excluded for purposes of calculating the non-GAAP financial measures – including but not limited to non-GAAP operating margins, non-GAAP tax rate, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP income from operations – because the Company does not acquire businesses on a predictable cycle and the exclusion facilitates a more meaningful evaluation of current operating performance and comparison to operating performance in other periods as well as performance relative to its peers who are not acquisitive or as acquisitive. The Company also excludes the impact or any corresponding reversals of material restructurings approved by the appropriate level of management, gain or loss on sale of facilities, release of cumulative translation adjustment (CTA), lease obligations and facility exit costs, severance and related costs, non-cash impairment charges, merger and integration costs associated with an acquisition and accretion of interest on contingent consideration of an acquisition from non-GAAP Income (loss) from operations and non-GAAP net income because the amounts are not reflective of ongoing operating results and do not contribute to a meaningful evaluation of current operating performance or comparison to operating performance in other periods. Refer to the exhibits in the release for detailed reconciliations.

About Sykes Enterprises, Incorporated

Sykes Enterprises, Incorporated (“SYKES” or “the Company”) is a leading provider of multi-channel demand generation and global customer engagement services. The Company provides differentiated full lifecycle customer engagement solutions and services primarily to Global 2000 companies and their end customers principally in the financial services, communications, technology, transportation & leisure and healthcare industries. SYKES’ differentiated full lifecycle management services platform effectively engages customers at every touchpoint within the customer journey, including digital marketing and acquisition, sales expertise, customer service, technical support and retention, many of which can be optimized by a suite of robotic process automation (“RPA”) and artificial intelligence (“AI”) solutions. The Company serves its clients through two geographic operating regions: the Americas (United States, Canada, Latin America, South Asia and Asia Pacific) and EMEA (Europe, the Middle East and Africa). Its Americas and EMEA regions primarily provide customer-engagement solutions and services with an emphasis on inbound multichannel demand generation, customer service and technical support to its clients’ customers. These services are delivered through multiple communication channels including phone, email, social media, text messaging, chat and digital self-service. The Company also provides various enterprise support services in the United States that include services for its clients’ internal support operations, from technical staffing services to outsourced corporate help desk services. In Europe, the Company provides fulfillment services, which includes order processing, payment processing, inventory control, product delivery and product returns handling. Additionally, through the acquisition of RPA provider Symphony Ventures Ltd (“Symphony”) coupled with its investment in AI through XSell Technologies, Inc. (“XSell”), the Company also provides a suite of solutions such as consulting, implementation, hosting and managed services that optimizes its differentiated full lifecycle management services platform. SYKES’ complete service offering helps its clients acquire, retain and increase the lifetime value of their customer relationships. The Company has developed an extensive global reach with customer engagement centers across six continents, including North America, South America, Europe, Asia, Australia and Africa. It delivers cost-effective solutions that generate demand, enhance the customer service experience, promote stronger brand loyalty, and bring about high levels of performance and profitability. For additional information please visit www.sykes.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of its future business outlook, prospects or financial results.  Statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions are intended to identify such forward-looking statements.  It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements.  Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, (iii) SYKES’ ability of maintaining margins, (iv) SYKES’ ability to continue the growth of its support service revenues, (v) currency fluctuations, (vi) the timing of significant orders for SYKES’ products and services, (vii) loss or addition of significant clients, (viii) the early termination of contracts by clients, (ix) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (x) construction delays of new or expansion of existing customer support centers, (xi) difficulties or delays in implementing SYKES’ bundled service offerings, (xii) failure to achieve sales, marketing and other objectives, (xiii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiv) changes in applicable accounting principles or interpretations of such principles, (xv) delays in the Company's ability to develop new products and services and market acceptance of new products and services, (xvi) rapid technological change, (xvii) political and country-specific risks inherent in conducting business abroad, (xviii) SYKES’ ability to attract and retain key management personnel, (xix) SYKES’ ability to further penetrate into vertically integrated markets, (xx) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xxi) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxii) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxiii) SYKES’ dependence on trends toward outsourcing, (xxiv) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxv) the existence of substantial competition, (xxvi) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvii) risks related to the integration of the businesses of SYKES, including Qelp, Clearlink, WhistleOut and Symphony. (xxviii) the ability to execute on initiatives to address inefficiencies around recruitment and retention in the U.S. and rationalize underutilized capacity methodically and (xxix) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission.  All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:

Subhaash Kumar

Sykes Enterprises, Incorporated

(813) 233-7143

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 1

	Three Months Ended December 31,
	2019	2018
Revenues	$425,284	$415,198
Direct salaries and related costs	(274,731)	(271,437)
General and administrative	(100,825)	(97,660)
Depreciation, net	(12,518)	(13,882)
Amortization of intangibles	(4,123)	(4,062)
Impairment of long-lived assets	—	(145)
Income from operations	33,087	28,012
Total other income (expense), net	(1,062)	(3,828)
Income before income taxes	32,025	24,184
Income taxes	(9,005)	(7,136)
Net income	$23,020	$17,048

Net income per common share:
Basic	$0.56	$0.40
Diluted	$0.56	$0.40

Weighted average common shares outstanding:
Basic	41,176	42,145
Diluted	41,453	42,264

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 2

	Year Ended December 31,
	2019	2018
Revenues	$1,614,762	$1,625,687
Direct salaries and related costs	(1,042,289)	(1,072,907)
General and administrative	(412,407)	(407,285)
Depreciation, net	(51,916)	(57,350)
Amortization of intangibles	(16,639)	(15,542)
Impairment of long-lived assets	(1,711)	(9,401)
Income from operations	89,800	63,202
Total other income (expense), net	(3,877)	(6,285)
Income before income taxes	85,923	56,917
Income taxes	(21,842)	(7,991)
Net income	$64,081	$48,926

Net income per common share:
Basic	$1.54	$1.16
Diluted	$1.53	$1.16

Weighted average common shares outstanding:
Basic	41,649	42,090
Diluted	41,802	42,246

Sykes Enterprises, Incorporated

Segment Results

(in thousands)

(Unaudited)

Exhibit 3

	Three Months Ended December 31,
	2019	2018
Revenues:
Americas	$343,479	$334,114
EMEA	81,782	81,064
Other	23	20
Total	$425,284	$415,198

Operating Income (Loss):
Americas	$43,780	$36,667
EMEA	6,078	4,550
Other	(16,771)	(13,205)
Income from operations	33,087	28,012

Total other income (expense), net	(1,062)	(3,828)
Income taxes	(9,005)	(7,136)
Net income	$23,020	$17,048

	Year Ended December 31,
	2019	2018
Revenues:
Americas	$1,296,660	$1,330,638
EMEA	318,013	294,954
Other	89	95
Total	$1,614,762	$1,625,687

Operating Income (Loss):
Americas	$134,948	$108,021
EMEA	17,918	16,507
Other	(63,066)	(61,326)
Income from operations	89,800	63,202

Total other income (expense), net	(3,877)	(6,285)
Income taxes	(21,842)	(7,991)
Net income	$64,081	$48,926

Sykes Enterprises, Incorporated

Consolidated Balance Sheets and Supplementary Data

(in thousands, except seat data)

(Unaudited)

Exhibit 4

	December 31, 2019	December 31, 2018
Assets:
Current assets	$558,786	$516,637
Property and equipment, net	125,990	135,418
Operating lease right-of-use assets	205,112	—
Goodwill & intangibles, net	469,667	476,548
Other noncurrent assets	55,945	43,364
Total assets	$1,415,500	$1,171,967

Liabilities & Shareholders' Equity:
Current liabilities	$253,633	$185,580
Noncurrent liabilities	287,392	159,778
Shareholders' equity	874,475	826,609
Total liabilities and shareholders' equity	$1,415,500	$1,171,967

	Geographic Mix (% of Total Revenues)
	Q4 2019	Q4 2018
Americas (1)	81%	80%
Europe, Middle East & Africa (EMEA)	19%	20%
Other	0%	0%
Total	100%	100%

(1)

Includes the United States, Canada, Latin America, South Asia and the Asia Pacific Rim (APAC) Region.  Latin America, South Asia and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S.-based clients.

	Vertical Industry Mix (% of Total Revenues)
	Q4 2019	Q4 2018
Financial Services	31%	28%
Technology	20%	19%
Communications	19%	24%
Transportation & Leisure	8%	8%
Healthcare	8%	6%
Other	14%	15%
Total	100%	100%

	Seat Capacity (2)
	Q4 2019	Q4 2018
Americas	40,200	41,200
EMEA	8,000	7,600
Total	48,200	48,800

	Capacity Utilization (2)
	Q4 2019	Q4 2018
Americas	76%	70%
EMEA	72%	75%
Total	75%	71%

(2)	The seat capacity and capacity utilization data are related to the Company’s brick-and-mortar call centers. At the end of the fourth quarter of 2019, the Company had approximately 3,200 virtual seats.

Sykes Enterprises, Incorporated

Cash Flow from Operations

(in thousands, except seat data)

(Unaudited)

Exhibit 5

	Three Months Ended December 31,
	2019	2018
Cash Flow From Operating Activities:
Net income	$23,020	$17,048
Depreciation	12,575	13,965
Amortization of intangibles	4,123	4,062
Amortization of deferred grants	(85)	(124)
Changes in assets and liabilities and other	(35,936)	(15,307)
Net cash provided by operating activities	$3,697	$19,644

Capital expenditures	$14,207	$10,031
Cash paid during period for interest	$702	$995
Cash paid during period for income taxes	$5,864	$4,164

	Year Ended December 31,
	2019	2018
Cash Flow From Operating Activities:
Net income	$64,081	$48,926
Depreciation	52,149	57,817
Amortization of intangibles	16,639	15,542
Amortization of deferred grants	(351)	(657)
Changes in assets and liabilities and other	(31,235)	(12,534)
Net cash provided by operating activities	$101,283	$109,094

Capital expenditures	$38,698	$46,884
Cash paid during period for interest	$3,500	$3,888
Cash paid during period for income taxes	$24,049	$19,587

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 6

	Three Months Ended December 31,
	2019	2018
GAAP income from operations	$33,087	$28,012
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	4,554	4,895
Merger & integration costs	798	3,364
Americas restructuring	(76)	948
Other	759	—
Non-GAAP income from operations	$39,122	$37,219

	Three Months Ended December 31,
	2019	2018
GAAP net income	$23,020	$17,048
Adjustments:
Change in APB 23 assertion	952	—
2017 Tax Reform Act	—	234
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	4,554	4,895
Merger & integration costs	798	3,774
Americas restructuring	(76)	948
Other	759	—
Tax effect of the adjustments	(1,443)	(2,410)
Non-GAAP net income	$28,564	$24,489

	Three Months Ended December 31,
	2019	2018
GAAP net income, per diluted share	$0.56	$0.40
Adjustments:
Change in APB 23 assertion	0.02	—
2017 Tax Reform Act	—	0.01
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.11	0.12
Merger & integration costs	0.02	0.09
Americas restructuring	—	0.02
Other	0.02	—
Tax effect of the adjustments	(0.04)	(0.06)
Non-GAAP net income, per diluted share	$0.69	$0.58

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information by Segment

(in thousands, except per share data)

(Unaudited)

Exhibit 7

	Americas		EMEA		Other (1)
	Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,
	2019	2018	2019	2018	2019	2018
GAAP income (loss) from operations	$43,780	$36,667	$6,078	$4,550	$(16,771)	$(13,205)
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	3,472	4,077	1,082	818	—	—
Merger & integration costs	569	2,348	—	439	229	577
Americas restructuring	(76)	948	—	—	—	—
Other	—	—	—	—	759	—
Non-GAAP income (loss) from operations	$47,745	$44,040	$7,160	$5,807	$(15,783)	$(12,628)

(1)	Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 8

	Year Ended December 31,
	2019	2018
GAAP income from operations	$89,800	$63,202
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	18,820	18,334
Merger & integration costs	7,094	7,242
Americas restructuring	4,167	18,123
Other	759	4,406
Non-GAAP income from operations	$120,640	$111,307

	Year Ended December 31,
	2019	2018
GAAP net income	$64,081	$48,926
Adjustments:
Change in APB 23 assertion	952	—
2017 Tax Reform Act	—	(218)
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	18,820	18,334
Merger & integration costs	7,094	7,652
Americas restructuring	4,167	18,123
Other	759	4,406
Tax effect of the adjustments	(7,472)	(11,829)
Non-GAAP net income	$88,401	$85,394

	Year Ended December 31,
	2019	2018
GAAP net income, per diluted share	$1.53	$1.16
Adjustments:
Change in APB 23 assertion	0.02	—
2017 Tax Reform Act	—	(0.01)
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.45	0.43
Merger & integration costs	0.17	0.18
Americas restructuring	0.10	0.43
Other	0.02	0.11
Tax effect of the adjustments	(0.18)	(0.28)
Non-GAAP net income, per diluted share	$2.11	$2.02

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information by Segment

(in thousands, except per share data)

(Unaudited)

Exhibit 9

	Americas		EMEA		Other (1)
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018	2019	2018
GAAP income (loss) from operations	$134,948	$108,021	$17,918	$16,507	$(63,066)	$(61,326)
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	14,493	16,599	4,327	1,735	—	—
Merger & integration costs	4,719	5,041	1,874	439	501	1,762
Americas restructuring	4,116	18,123	—	—	51	—
Other	—	4,069	—	87	759	250
Non-GAAP income (loss) from operations	$158,276	$151,853	$24,119	$18,768	$(61,755)	$(59,314)

(1)	Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 10

Business Outlook
Three Months Ended
March 31, 2020
GAAP net income, per diluted share	$0.39 - $0.43
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.11
Merger & integration costs	0.02
Tax effect of the adjustments	(0.03)
Non-GAAP net income, per diluted share	$0.49 - $0.53

Business Outlook
Year Ended
December 31, 2020
GAAP net income, per diluted share	$2.02 - $2.16
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.38
Merger & integration costs	0.06
Tax effect of the adjustments	(0.10)
Non-GAAP net income, per diluted share	$2.36 - $2.50

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 11

	Three Months Ended December 31,
	2019	2018
GAAP tax rate	28%	30%
Adjustments:
Change in APB 23 assertion	-3%	0%
2017 Tax Reform Act	0%	-1%
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0%	-1%
Merger & integration costs	0%	0%
Americas restructuring	0%	0%
Other	0%	0%
Non-GAAP tax rate	25%	28%

	Business Outlook
	Three Months Ended	Year Ended
	March 31, 2020	December 31, 2020
GAAP tax rate	25%	24%
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0%	0%
Merger & integration costs	0%	0%
Non-GAAP tax rate	25%	24%

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information by Segment

(Unaudited)

Exhibit 12

	Three Months Ended December 31, 2019 vs. December 31, 2018 (2)
	Americas	EMEA	Other (3)	Consolidated
GAAP revenue growth	2.8%	0.9%	15.0%	2.4%
Adjustments:
Foreign currency impact (1)	-0.3%	3.4%	0.0%	0.4%
Non-GAAP constant currency organic revenue growth	2.5%	4.3%	15.0%	2.8%

(1)	Foreign exchange fluctuations are calculated on a constant currency basis by translating the current period reported amounts using the prior period foreign exchange rate for each underlying currency.
(2)	Represents the period-over-period growth rate.
(3)	Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information by Segment

(Unaudited)

Exhibit 13

Year Ended December 31, 2019 vs. December 31, 2018 (2)
Consolidated
GAAP revenue growth	-0.7%
Adjustments:
Foreign currency impact (1)	1.6%
Non-GAAP constant currency organic revenue growth	0.9%

(1)	Foreign exchange fluctuations are calculated on a constant currency basis by translating the current period reported amounts using the prior period foreign exchange rate for each underlying currency.
(2)	Represents the period-over-period growth rate.